EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Cape Fear Bank Corp. and further agree that this Joint Filing Agreement (the “Agreement”) be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this October 3, 2007. The Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such parts taken together will constitute a part of this Agreement.

Date: October 3, 2007.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Individually

Date: October 3, 2007.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Trustee of the Maurice and
Ann Koury Charitable Trust

Date: October 3, 2007.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Chairman of the Board of
the Maurice J. Koury Foundation, Inc.